Exhibit 10.2

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXCLUSIVE LICENSE AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Ruga Corporation, (“RUGA”), a corporation having a principal place of business at 550 Hamilton Avenue, Suite 220, Palo Alto CA 94301, is effective on the 25th day of January, 2012 (“Effective Date”).

1 BACKGROUND

Stanford has an assignment of an invention for cancer treatment and compounds that are active against for treatment of cancer. This was invented in the laboratory of Drs. Jennifer Cochran and Amato Giaccia entitled “Biologic inhibitors for therapeutic targeting the receptor tyrosine kinase AXL.” This invention was made in the course of research supported by the Coulter Foundation. Previously, the parties entered into an option with terms for this docket and RUGA now wishes to exercise its option and license the technology. Stanford wants to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.

2 DEFINITIONS

2.1	“Exclusive” means that, subject to Articles 3 and 5, Stanford will not grant further licenses under the Licensed Patents in the Exclusive Licensed Field of Use in the Licensed Territory.

2.2	“Exclusive Licensed Field of Use” means the treatment, prevention, or palliation of diseases, conditions, syndromes and maladies of humans and animals.

2.3

“Licensed Patent” means Solely Owned Patents and Jointly Owned Patents. Any claim of an unexpired issues Licensed patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent Jurisdiction from which no appeal can be or is taken.

2.4

“Jointly Owned Patents” means (a) any and all U.S. Patent Applications related or derived from Solely Owned Patents as defined below that name as inventors at least one inventor who is named as an inventor in a Solely Owned Patent and is obligated to assign his/her rights in such invention to Stanford and at least one inventor who is obligated to assign his/her rights in such invention to RUGA; (b) any and all foreign patent applications corresponding thereto for any of these patent applications defined herein; (c) any and all patents that issue from any of these patent applications defined herein; and (d) any and all reissues, reexaminations or foreign equivalents thereof of any of these patents defined herein.

2.5

Solely Owned Patents” mean Stanford’s U.S. Patent Applications, Serial Number 611336,478, filed January 22, 2010; any patent applications corresponding thereto, and any divisional, continuation, continuation-in-part filed within two (2) years of the Effective Date (and any foreign application corresponding thereto) that is supported by the specification of the parent application, or reexamination application, and each patent that issues or reissues from any of these patent applications. Any claim of an unexpired issued Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. “Licensed Patent” excludes any continuation-in-part (CIP) patent application or patent initially filed more than two (2) years of the Effective Date.

2.6

“Licensed Product” means a product or part of a product in the Licensed Field of Use where the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Licensed Patent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.7	“Licensed Territory” means worldwide.

2.8	“Non-Exclusive Licensed Field of Use” means the diagnosis of humans and animals.

2.9	“Major Market” shall mean the United States, the United Kingdom, France, Germany, Italy, Spain or Japan.

2.10

“Net Sales” means all gross revenue derived through RUGA or sublicensees from the sales of Licensed Products covered by a Valid Claim Patent. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):

(A) import, export, excise and sales taxes, compulsory government payments and custom duties;

(B) costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(C) discounts, cash discounts, retroactive price reductions and rebates actually allowed or granted;

(D) credit for returns, allowances, chargebacks or trades; and

(E) bad debt (provided that any such bad debt that is actually recovered shall be included in Net Sales in the period in which it is so recovered).

2.11	“Stanford Indemnitees” means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

2.12

“Technology” means the Licensed Patents and that additional information or materials listed in Appendix D that will be provided by Stanford to RUGA. Technology may or may not be confidential in nature.

2.13

“Valid Claim” means a claim of an issued patent within the Licensed Patents that has not lapsed, expired, been canceled, or becomes abandoned, and has not been held invalid by a court or other appropriate body of competent jurisdiction, unappealable or unappealed with the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, which would be infringed in the country of sale by the making, having made, using, offer for sale, selling or importing Licensed Product, but for the licenses granted to RUGA herein. Any claim of a pending application will be deemed to be invalid if such application is pending for more than seven (7) years, until such time is it becomes part of an issued patent.

3 GRANT

3.1

Grant. Subject to the terms and conditions of this Agreement, Stanford grants RUGA an Exclusive license under the Solely Owned Patents and Jointly Owned Patents in the Exclusive Licensed Field of Use and a nonexclusive license under the Solely Owned Patents in the Non-Exclusive Licensed Field of Use, to make, have made, use, import, offer to sell and sell Licensed Products in the Licensed Territory.

3.2

Term. The license term is on a country-by-country basis for the life of the last to expire of the Licensed Patents in such country, at which time, RUGA shall have a fully-paid, perpetual, irrevocable, sublicensable and assignable license to the Technology.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.3

Retained Rights. Stanford retains the right, on behalf of itself and all other nonprofit academic research institutions, to practice the Licensed Patents and use Technology for any non-profit purpose, including sponsored research and collaborations. RUGA agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patents against any such institution that is using the Licensed Patents for any non-profit purpose. If there is a·non-profit organization whose activities adversely affect the commercial market of RUGA, Stanford and RUGA will discuss the situation and modify the License Agreement if and as appropriate. Stanford and any such other institution has the right to publish any information included in the Technology or a Licensed Patent after providing RUGA with 30 days prior notice and an opportunity to review such publication.

3.4	Specific Exclusion. Stanford does not:

(A) grant to RUGA any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent or Technology;

(B) commit to RUGA to bring suit against third parties for infringement, except as described in Article 14; and

(C) agree to furnish to RUGA any technology or technological information other than the Technology or to provide RUGA with any assistance except as set forth in this Agreement.

4 SUBLICENSING

4.1

Permitted Sublicensing. RUGA may grant sublicenses in the Exclusive Licensed Field of Use only during the Exclusive term and only if RUGA (directly or through its partners or sublicensees) is, at the time of sublicense, developing or selling Licensed Products, and as of the date of the grant of such sublicense, RUGA or its partners or sublicensees has met the then applicable diligence requirements in Appendix A for at least one Licensed Product. In addition, sublicense with any exclusivity must include reasonable diligence requirements. RUGA may grant sublicenses in the Non-Exclusive Licensed Field of Use only with the consent of Stanford, which will not be unreasonably withheld or delayed.

4.2

Required Sublicensing. If RUGA is unable or unwilling to serve or develop a potential market or market territory for which there is a company willing to be a sublicensee, RUGA will, at Stanford’s request, consider a commercially reasonable sublicense with any such sublicensee. Stanford would like licensees to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved agricultural, therapeutics and diagnostics for the developing world.

4.3	Sublicense Requirements. Any sublicense:

(A) is subject to this Agreement;

(B) will reflect that any sublicensee will not further sublicense without the consent of Stanford, which will not be unreasonably withheld or delayed;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(C) will prohibit sublicensee from paying royalties to an escrow account;

(D) will expressly include the provisions of Articles 8, 9, and 10 for the benefit of Stanford;

(E) will include the provisions of Article 4.4 and require the transfer of all the sublicensee’s obligations to RUGA, including the payment of royalties specified in this Agreement, to Stanford or its designee, if this Agreement is terminated, in which case Stanford shall permit such sublicensee to continue to practice under the Licensed Patents and Technology.

4.4	Litigation by Sublicensee. Any sublicense must include the following clauses:

(A) In the event sublicensee brings an action seeking to invalidate any Licensed Patent:

(1) sublicensee will double the payment paid to the RUGA during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by the sublicensee is both valid and infringed by a Licensed Product, sublicensee will pay triple times the payment paid under the original sublicense;

(2) sublicensee will have no right to recoup any royalties paid before or during the period challenge;

(3) any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, and the parties agree not to challenge personal jurisdiction in that forum;

(4) sublicensee shall not pay royalties into any escrow or other similar account

Sublicensee will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate a Licensed Patent. Sublicensee will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.

4.5	Copy of Sublicenses. RUGA will submit to Stanford a copy of each sublicense.

4.6

Sharing of Sublicensing Income. RUGA will pay the following percentages on all sublicensing payments, excluding Earned Royalties (earned royalties will be treated as a pass through to Stanford as if RUGA made the sale as provided in the Section 2.10 Net Sales definition). For purposes hereof, “sublicensing payments” shall mean the total gross proceeds (exclusive of Earned Royalties) from a sublicensee, including any license fees, maintenance fees, or milestone payments, whether consisting of cash or any other forms of consideration, which are actually received by RUGA in consideration of the grant of a sublicense of the Licensed Patents, provided however, “sublicensing payments” shall not include proceeds attributed in such sublicense or such agreement, arrangement or other relationship to bona fide (i) debt financing; (ii) equity (and conditional equity, such as warrants, convertible debt and the like) investments in RUGA at market value; (iii) reimbursements of patent prosecution, maintenance and enforcement costs actually incurred by RUGA; and (iv) reimbursement for the cost of research and/or development services and manufacturing and supply to be provided on a going forward basis by RUGA for the applicable sublicensee. Notwithstanding the foregoing, RUGA shall not have any obligation to make any payments to Stanford in connection with any sublicenses of any Jointly Owned Patent and the term “sublicensing payments” as used in this Section 4.6 shall not include any gross proceeds received by RUGA in consideration of the grant of a sublicense of any Jointly Owned Patent. RUGA pay the following percentages of sublicensing payments:

(A) Sublicensing payments received before IND is filed in the U.S. or equivalent for another Major Market: [*****] of all sublicensing payments;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(B) Sublicensing payments received after an IND is filed in the U.S or equivalent for another Major Market prior to completion of Phase I Clinical Trial: [*****] of all sublicensing payments;

(C) Sublicensing payments received before the Phase II Clinical Trial is complete and after Phase I Clinical Trial is completed: [*****] of all sublicensing payments;

(D) Sublicensing payments received earlier of after Phase II Clinical Trial is completed as: [*****] of all sublicensing payments.

In the event that a sublicensing payment is due under this Section 4.6 and as a result of the same event giving rise to such sublicensing payment, RUGA is obligated to pay Stanford under Section 7.3, the maximum payable to Stanford shall to the greater of the amount due under this Section 4.6, or under Section 7.3.

4.7

Sublicensing of Jointly Owned Patents. RUGA shall only be obligated to comply with the terms and conditions of Sections 4.1-4.5 and 4.7 of this Agreement with respect to the sublicensing of any Jointly Owned Patent if RUGA is granting a sublicense under Stanford’s interest in such Jointly Owned Patent. If RUGA is only granting rights under RUGA’s ownership interest in such Jointly Owned Patent, then the terms and conditions of Sections 4.1-4.5 and 4.8 shall not apply.

4.8	Royalty-Free Sublicenses. If RUGA pays all royalties due Stanford from a sublicensee’s Net Sales, RUGA may grant that sublicensee a royalty-free or noncash:

(A) sublicense or

(B) cross-license.

5 GOVERNMENT RIGHTS

In the event that this Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States.” RUGA will ensure all obligations of these provisions are met.

6 DILIGENCE

6.1

Milestones. Because the invention is not yet commercially viable as of the Effective Date, RUGA (directly or through its partners or sublicensees) will use its best efforts to diligently develop, manufacture, and sell a Licensed Product and will diligently develop markets for a Licensed Product in the Exclusive Licensed Field. In addition, RUGA (directly or through its partners or sublicensees) will use its best efforts to meet the milestones shown in Appendix A for at least one Licensed product, and notify Stanford in writing as each milestone is met.

6.2

Progress Report. By March 1 of each year, RUGA will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by RUGA toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: RUGA’s progress toward commercialization of Licensed Product, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product, and significant corporate transactions involving Licensed Product.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.3	Clinical Trial Notice. RUGA will notify Stanford prior to commencing any clinical trials at Stanford.

7 ROYALTIES

7.1	Issue Royalty. RUGA will pay to Stanford a noncreditable, nonrefundable license issue royalty of [*****] upon signing this Agreement.

7.2	License Maintenance Fee. Beginning on January 1,2013 and each January 1st thereafter, RUGA will pay Stanford a yearly license maintenance fee as follows:

a) First anniversary-[*****]

b) Second anniversary-[*****]

c) Third Anniversary and thereafter-[*****]

Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.6.

7.3	Milestone Payments. RUGA will pay Stanford the following milestone payments:

a) IND filing in a Maj or Market-[*****];

b) Begin Phase II -[*****] (i.e. dosing of first patient) Begin Phase III-[*****] (i.e. dosing of first patient);

c) Approval of filed BLAINDA in US -[*****];

d) Approval of filed BLAINDA equivalent in the first of the United Kingdom, France, Germany, Italy, Spain and Japan -[*****].

In the event that a milestone payment is due under this Section 7.3 and as a result of the same event, RUGA receives sublicensing payments from a sublicensee, the maximum payable to Stanford shall to the greater of the amount due under this Section 7.3, or under Section 4.6.

In the event that the above milestone is made for a Licensed Product covered solely by a Jointly Owned Patent, the above milestone payments to Stanford shall be reduced by [*****].

7.4	Earned Royalty. RUGA will pay Stanford earned royalties (Y%) on Net Sales as follows:

a) [*****] of incremental Net Sales of Licensed Products exceeding [*****];

b) [*****] of incremental Net Sales of Licensed Products equal to [*****] and more than [*****];

c) [*****] of incremental Net Sales of Licensed Products less than [*****].

[*****]

If a governmental entity in any jurisdiction “breaks” a patent licensed from Stanford without the requirement that a royalty be paid to RUGA or Stanford or if Stanford or RUGA is obligated to issue a sublicense to a third party or governmental entity in any jurisdiction as a matter of law, rule, regulation or government action, and such license contains royalty rates lower than those due from RUGA, the royalties due from RUGA shall be adjusted automatically in such jurisdiction to equal the rates due from the party receiving the compulsory license or benefit of the Stanford patent having been broken.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

For any Licensed Product sold as part of a combination product, Net Sales with respect to such Licensed Product shall be adjusted downward to reflect the existence of more than one active therapeutic ingredient as a component in the sales price of such combination product based on the fair value contributed to the Licensed Product by each active therapeutic ingredient. With respect to any Licensed Product relying upon a proprietary delivery system for which RUGA owes a royalty to a third party, RUGA may choose to have such delivery system regarded as a therapeutic ingredient pursuant to this combination product provision or may take account of such royalty obligation to a third party under the stacking provisions described above, but not both. Regardless of such choice, such adjustment shall not exceed a reduction in a royalty payment by more than [*****].

All the applicable royalties set forth above in this Section 7.4 (including the annual minimum payment in 7.2) shall be reduced by [*****] for any Licensed Products covered solely by one or more Jointly Owned Patents and sold in the Exclusive Licensed Field of Use. Notwithstanding anything to the contrary in this Agreement, RUGA shall not have any obligations to make any payments to Stanford based upon the sale in the Non-Exclusive Field of Use of any Licensed Products covered solely by one or more Jointly Owned Patents or based on any recovery obtained by RUGA pursuant to Section 14.4 with respect to infringement of a Jointly Owned Patent in the Non-Exclusive Field of Use.

[*****]

7.5

Earned Royalty if RUGA Challenges the Patent. Notwithstanding the above, should RUGA bring an action seeking to invalidate any Licensed Patent, RUGA will pay royalties to Stanford at the rate of 2 x Y percent (2x Y%, the applicable royalty rate per 7.4 above)) of the Net Sales of all Licensed Products sold during the pendency of such action. Moreover, should the outcome of such action determine that any claim of patent challenged by RUGA is both valid and infringed by a Licensed Product, RUGA will thereafter pay royalties at the rate of3 x Y percent (3xY%) of the Net Sales of all Licensed Products sold.

7.6	Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year, including the [*****]minimum fee.

For example:

[*****]

7.7

Obligation to Pay Royalties. For convenience’s sake, the amount of that royalty due to Stanford for RUGA’s exercise of its licensed rights hereunder is calculated using Net Sales. Nonetheless, if certain Licensed Products are made, used, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, RUGA will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.

7.8	No Escrow. RUGA shall not pay royalties into any escrow or other similar account.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.9

Currency. RUGA will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Wall Street Journal on the close of business on the last banking day of each calendar quarter. If an exchange rate is not published in the Wall Street Journal then the exchange rate shall be that fixed by the U.S. Government. RUGA will make royalty payments to Stanford in U.S. Dollars unless Ruga derives sales proceeds from a country in which currencies are not convertible or exportable and then Ruga can make royalty payments to Stanford by depositing such royalties in a bank designated by Stanford in that country.

7.10	Non-U.S. Taxes. RUGA will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

7.11	Interest. Any payments not made when due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal plus 200 basis points or (b) the maximum rate permitted by law.

8 ROYAL TY REPORTS, PAYMENTS, AND ACCOUNTING

8.1

Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product, RUGA will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within 45 days after the end of each calendar quarter. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. With each report RUGA will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.4).

8.2

No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent brought by RUGA is successful, RUGA will have no right to recoup any royalties paid before or during the period challenge.

8.3

Termination Report. RUGA will pay to Stanford all applicable royalties and submit to Stanford a written report within 90 days after the license terminates. RUGA will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.

8.4

Accounting. RUGA will maintain records showing manufacture, importation, sale, and use of a Licensed Product for 3 years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.5	Audit by Stanford. RUGA will allow Stanford or its designee to examine RUGA’s records to verify payments made by RUGA under this Agreement upon reasonable notice at reasonable times.

8.6

Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of 10% or more for the period being audited, RUGA will pay the audit costs.

8.7

Self-audit. RUGA will conduct an independent audit of sales and royalties at least every 2 years if annual sales of Licensed Product are over $100,000,000. The audit will address, at a minimum, the amount of gross sales by or on behalf of RUGA during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of the RUGA. RUGA will submit the auditor’s report promptly to Stanford upon completion. RUGA will pay for the entire cost of the audit.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9 EXCLUSIONS AND NEGATION OF WARRANTIES

9.1

Negation of Warranties. Stanford provides RUGA the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied other than as set forth in this Agreement. Among other things, Stanford disclaims any implied warranty:

(A) of merchantability, of fitness for a particular purpose;

(B) of non-infringement; or

(C) arising out of any course of dealing.

9.2	Representation of Ownership. Stanford’s Office of Technology Licensing represents and warrants that:

(A) the Licensed Patents are owned by Stanford free and clear of any liens, Stanford has not assigned or licensed any rights therein to any other party and Stanford has the authority to enter into this Agreement and license the Licensed Patents;

(B) to its knowledge, as of the Effective Date of this Agreement (i) there are no inventions or invention disclosures from Dr. Cochran or Dr. Giaccia, or their research laboratories at Stanford, or any other third party which if patented would prevent RUGA from practicing the rights licensed hereunder and (ii) the Licensed Patents do not infringe the rights of any third parties; and

(C) Stanford shall provide RUGA with any analyses or reports commissioned by Stanford’s Office of Technology Licensing regarding the intellectual property covered by this agreement.

9.3	No Representation of Licensed Patent. RUGA also acknowledges that Stanford does not represent or warrant:

(A) the validity or scope of any Licensed Patent, or

(B) that the exploitation of Licensed Patent or Technology will be successful.

10 INDEMNITY

10.1

Indemnification. RUGA will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted RUGA under this Agreement or the breach of this Agreement by RUGA other than a claim related to or resulting from a breach of the representations and warranties by Stanford herein or the gross negligence of Stanford.

10.2

No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise other than a claim related to or resulting from a breach of the representations and warranties by Stanford herein or the gross negligence of Stanford.

10.3	Workers’ Compensation. RUGA will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.4

Insurance. During the term of this Agreement, RUGA will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of RUGA and its sublicensees (or shall cause such sublicensees to maintain such insurance or an adequate program of self-insurance), provided that during which time RUGA is conducting clinical trials with Licensed Product. Commencing with the first use of a Licensed Product in humans, the insurance will provide minimum limits of liability of $5,000,000 and will include all Stanford Indemnitees as additional insureds. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A-as rated by A.M. Best. Within 15 days of the Effective Date of this Agreement, RUGA will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. RUGA will provide to Stanford 30 days prior written notice of cancellation or material change to this insurance coverage. RUGA will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of RUGA will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory.

11 EXPORT

Licensee and its affiliates and sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, “licensed commodities” means any article, material or supply but does not include information; and “technical data” means tangible or intangible technical information that is subject to US export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the US Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Licensee hereby gives written assurance that it will comply with, and will cause its affiliates and sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its affiliates or sublicensees, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation other than as a result of a breach of the representations and warranties by Stanford herein or the gross negligence of Stanford.

12 MARKING

Before any Licensed Patent issues, RUGA will mark Licensed Product with the words “Patent Pending.” Otherwise, RUGA will mark Licensed Product with the number of any issued Licensed Patent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13 STANFORD NAMES AND MARKS

14 RUGA WILL NOT IDENTIFY STANFORD IN ANY PROMOTIONAL STATEMENT, OR OTHERWISE USE THE NAME OF ANY STANFORD FACUL TY MEMBER, EMPLOYEE, OR STUDENT, OR ANY TRADEMARK, SERVICE MARK, TRADE NAME, OR SYMBOL OF STANFORD OR STANFORD HOSPITALS AND CLINICS, INCLUDING THE STANFORD NAME, UNLESS RUGA HAS RECEIVED STANFORD’S PRIOR WRITTEN CONSENT. PERMISSION MAY BE WITHHELD AT STANFORD’S SOLE DISCRETION. STANFORD SHALL NOTIFY RUGA WITHIN TEN (10) DAYS OF A REQUEST FOR INTENDED USE OF NAME. THE ABSENCE OF A RESPONSE BY STANFORD WITHIN SUCH TEN (10) DAYS SHALL CONSTITUTE IMPLIES PERMISSION FOR RUGA TO USE SUCH NAME. PROSECUTION AND PROTECTION OF PATENTS

14.1

Patent Prosecution. Following the Effective Date and subject to Stanford’s approval, not to be unreasonably withheld or delayed, RUGA will be responsible for preparing, filing, and prosecuting broad patent claims (including any interference or reexamination actions) for Stanford’s benefit in the Licensed Territory and for maintaining all Licensed Patents. RUGA will notify Stanford before taking any substantive actions in prosecuting any claims, and Stanford will have final approval (not to be unreasonably withheld or delayed) on how to proceed with any such actions, provided that such actions concern a Solely Owned Patent. To aid RUGA in this process, Stanford will provide information, execute and deliver documents and do other acts as RUGA shall reasonably request from time to time. RUGA will reimburse Stanford for Stanford’s reasonable costs incurred in complying with such requests. Stanford and RUGA agree to the terms detailed in Appendix C and agree to have Appendix C fully executed by the appropriate parties upon execution of this Agreement.

14.2	Patent Costs. Within 60 days after receiving a statement from Stanford, RUGA will reimburse Stanford:

(A) Unpaid balance on January 24,2012 of $9,755.55 for all expenses invoiced and not reimbursed by Ruga under the option for Licensed Patent’s patenting expenses, including any interference or reexamination matters, incurred by Stanford before the Effective Date; and

(B) For all Licensed Patent’s patenting expenses that have not been invoiced as of January 25,2012 and going forward, including any interference or: reexamination matters, incurred by Stanford, provided however, that with respect to interferences or other inter-party actions, such actions were approved by RUGA. In all instances, Stanford will pay the fees prescribed for large entities to the United States Patent and Trademark Office.

14.3

Infringement Procedure. RUGA will promptly notify Stanford if it believes a third party infringes a Licensed Patent. During the Exclusive term of this Agreement and if RUGA is developing Licensed Product, RUGA may have the right to institute a suit against this third party as provided in Sections 14.4-14.8. Stanford shall notify RUGA of any third party infringement action immediately upon becoming aware of such action.

14.4

RUGA Suit. RUGA may institute and prosecute a suit so long as it conforms with the requirements of this Section and RUGA is developing or selling Licensed Product. RUGA will diligently pursue the suit and RUGA will bear the entire cost of the litigation, including expenses and counsel fees reasonably incurred by Stanford. RUGA will keep Stanford reasonably apprised of all developments in the suit, and will seek Stanford’s input and approval (not to be unreasonably withheld or delayed) on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent. RUGA will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects Stanford’s interests without Stanford’s prior written consent. Stanford may be named as a party only if:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(A) RUGA’s and Stanford’s respective counsel recommend that such action is necessary in their reasonable opinion to achieve standing;

(B) Stanford is not the first named party in the action; and

(C) the pleadings and any public statements about the action state that RUGA is pursuing the action and that RUGA has the right to join Stanford as a party.

Nothing in Section 14.3 or this Section 14.4 shall be interpreted as limiting RUGA’s right, as a co-owner of the Jointly Owned Patents, to take action with respect any infringement of a Jointly Owned Patent.

14.5	Joint Suit. If Stanford and RUGA so agree, they may institute suit jointly. lasso, they will:

(A) prosecute the suit in both their names;

(B) bear the out-of-pocket costs equally;

(C) share any recovery or settlement equally; and

(D) agree how they will exercise control over the action.

14.6

Stanford Suit. If either 14.4 or 14.5 apply, Stanford has the right to institute suit, and may name RUGA as a party for standing purposes. If Stanford decides to institute suit, it will notify RUGA in writing. RUGA will assign and hereby does assign to Stanford all rights, causes of action, and damages resulting from the alleged infringement. Stanford will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement.

14.7	Recovery. If RUGA sues under Section 14.4, then any recovery in excess of any unrecovered litigation costs and fees will be shared with Stanford as follows:

(A) any payment for past sales will be deemed Net Sales, and RUGA will pay Stanford royalties at the rates specified in Section 7.4 subject to the reductions for other third party licensees;

(B) any payment for future sales will be deemed a payment under a sublicense, and royalties will be shared as specified in Article 4 subject to the reductions for other third party licensees; and

(C) RUGA and Stanford will negotiate in good faith appropriate compensation to Stanford for any non-cash settlement or non-cash cross-license.

14.8

Abandonment of Suit. If either Stanford or RUGA commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after Stanford and RUGA agree on the sharing of expenses and any recovery in the suit.

15 TERMINATION

15.1	Termination by RUGA. RUGA may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by RUGA.

15.2	Termination by Stanford.

(A) Stanford may also terminate this Agreement if RUGA:

(1) is delinquent on any report or payment;

(2) is not diligently developing and commercializing a Licensed Product;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(3) misses a milestone described in Appendix A;

(4) is in breach of any material provision; or

(5) provides any materially false report.

(B) Termination under this Section 15.2 will take effect 30 days after written notice by Stanford unless RUGA remedies the problem in that 30-day period.

15.3	Surviving Provisions. Surviving any termination or expiration are:

(A) RUGA’s obligation to pay royalties accrued or accruable;

(B) any claim of RUGA or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C) the provisions of Articles 8, 9, and 10 and any other provision that by its nature is intended to survive.

For clarity, no royalties shall accrue based on sales, after the termination effective date, of any Licensed Products covered solely by one or more Jointly Owned Patents.

16 ASSIGNMENT

16.1

Permitted Assignment by RUGA. Subject to Section 16.3, RUGA may assign this Agreement as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of:

(A) RUGA’s entire business or to an entity controlled by RUGA or controlled by either of the principals of RUGA; or

(B) that part of RUGA’s business that exercises all rights granted under this Agreement.

16.2	Any Other Assignment by RUGA. Any other attempt to assign this Agreement by RUGA is null and void.

16.3	Conditions of Assignment. Prior to any assignment under Section 16.1 the following conditions must be met:

(A) RUGA must give Stanford written notice of the assignment, including the new assignee’s contact information; and

(B) the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C) Stanford must have received a $50,000 assignment fee.

16.4

After the Assignment. Upon a permitted assignment of this Agreement pursuant to Article 16, RUGA will be released of liability under this Agreement and the term “RUGA” in this Agreement will mean the assignee.

17 ARBITRATION

17.1

Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement will be settled by arbitration in accordance with the JAMS Arbitration Rules and Procedures. The parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

17.2

Request for Arbitration. Either party may request such arbitration. Stanford and RUGA will mutually agree in writing on a third party arbitrator within 30 days of the arbitration request. The arbitrator’s decision will be final and non-appealable and may be entered in any court having jurisdiction.

17.3

Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.

17.4	Place of Arbitration. The arbitration will be held in Santa Clara County, California unless the parties mutually agree in writing to another place.

17.5

Patent Validity. Any dispute between the parties regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, California, and the parties agree not to challenge personal jurisdiction in that forum.

18 NOTICES

18.1

Legal Action. RUGA will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non-infringement. RUGA will include with such written notice an identification of all prior art it believes invalidates any claim of the patent.

18.2	All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to RUGA are mailed to:

Name:	[*****]

Address:	[*****]

[*****]

Email:	[*****]

All financial invoices to RUGA (i.e., accounting contact) are e-mailed to:

Name:	[*****]

Address:	[*****]

[*****]

Email:	[*****]

All progress report invoices to RUGA (i.e., technical contact) are e-mailed to:

Name:	[*****]

Address:	[*****]

[*****]

Email:	[*****]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 EI Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 EI Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

Either party may change its address with written notice to the other party.

19 MISCELLANEOUS

19.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.’

19.2

Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

19.3

Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. RUGA submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over RUGA or constitutes an inconvenient or improper forum.

19.4	Headings. No headings in this Agreement affect its interpretation.

19.5

Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND

STANDFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku
Name	Katharine Ku
Title	Director, Office of Technology Licensing
Date	January 24, 2012

RUGA CORPORATION

Signature	/s/ Ray Tabibiazar
Name	Ray Tabibiazar
Title	President and CEO
Date	January 24, 2012

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX A

[*****]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

APPENDIXB

SAMPLE REPORTING FORM

Stanford Docket No. S

This report is provided pursuant to the license agreement between Stanford University and (RUGA Name) License Agreement Effective Date: Name(s) of Licensed Product(s):

Report Covering Period
Yearly Maintenance Fee	$
Number of Sublicenses Executed
Gross Sales	$
Net Sales	$
Royalty Calculation
Royalty Subtotal	$
Credit	$
Royalty Due	$

Comments:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

APPENDIXC

CLIENT AND BILLING AGREEMENT

The Board of Trustees of the Leland Stanford Junior University (“STANFORD”); and                         , a Corporation of the State of,                     ,with a principal place of business at                         , (“RUGA”); have agreed to use the law firm of                     (“FIRM”) to prepare, file and prosecute the pending patent applications listed in Exhibit A attached hereto and maintain the patents that issue thereon (“Patents”).

WHEREAS, FIRM desires to perform the legal services related to obtaining and maintaining the Patents; and

WHEREAS, STANFORD remains the client of the FIRM; and

WHEREAS, RUGA is the licensee of STANFORD’s interest in the Patents;

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

1. FIRM can interact directly with RUGA on all patent prosecution matters related to the Patents and will copy STANFORD on all correspondence. STANFORD will be notified by FIRM prior to any substantive actions and will have final approval on proceeding with such actions.

2. RUGA is responsible for the payment of all charges and fees by FIRM related to the prosecution and maintenance of the Patents. FIRM will invoice RUGA and must copy STANFORD on all invoices. RUGA must pay FIRM directly for all charges and must copy STANFORD on each payment.

3. Notices and copies of all correspondence should be sent to the following:

To RUGA:

Name, Title

RUGA Name

Address

To STANFORD:

Name

Office of Technology Licensing·

Stanford University

1705 EI Camino Real

Palo Alto, CA 94306-1106

To FIRM:

Attorney Name

Law Firm Address

4. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ACCEPTED AND AGREED TO:

STANFORD

By:
Name:	Katharine Ku
Title:	Director
Date:

RUGA Name

By:
Name:
Title:
Date:

Law Firm Name

By:
Name:
Title:
Date:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

APPENDIXD

[*****]